Exhibit 4.1

SUBSCRIPTION RIGHTS CERTIFICATE #:

THIS OFFER EXPIRES AT 5:00 P.M.,
NEW YORK CITY TIME, ON FEBRUARY 11, 2022, UNLESS EXTENDED BY THE COMPANY

LUMENT FINANCE TRUST, INC.

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Transferable Subscription Rights to Purchase Shares of Common Stock of Lument Finance Trust, Inc.

REGISTERED OWNER:

Each registered holder of this Subscription Rights Certificate (a “Rights Holder”) is entitled to the number of transferable subscription rights (each, a “Right”) to subscribe for and purchase the number of shares of common stock, par value $0.01 per share (“Common Stock”), of Lument Finance Trust, Inc., a Maryland corporation (the “Company”), as specified herein, on the terms and subject to the conditions set forth in the Company’s prospectus supplement, dated January 7, 2022, as amended and supplemented from time to time, and the accompanying prospectus, dated August 6, 2021 (collectively, the “Prospectus”), which are incorporated herein by reference.

Pursuant to the rights offering described in the Prospectus (the “Offering”), each stockholder owning Common Stock as of 5:00 p.m., New York City time, on January 18, 2022 (such date, the “Record Date” and, such stockholder, a “Record Date Stockholder”) is entitled to receive 1.5 Rights for each outstanding share of Common Stock owned on the Record Date. The Company will not issue any fractional Rights. Each Rights Holder is entitled to subscribe for and purchase one new share of Common Stock for each Right held by such Rights Holder (the “Primary Subscription”) at the subscription price (the “Subscription Price”), to be calculated as described in the Prospectus. The Rights may be exercised at any time during the subscription period, which commences on January 19, 2022 and ends at 5:00 p.m., New York City time, on February 11, 2022, unless extended by the Company in its sole discretion (the “Expiration Date”). Set forth below is the number of Rights evidenced by this Subscription Rights Certificate that the Rights Holder is entitled to exercise pursuant to the Primary Subscription.

If any shares of Common Stock available for purchase in the Offering are not subscribed for by Rights Holders pursuant to the Primary Subscription (“Remaining Shares”), a Record Date Stockholder that has exercised fully its Rights pursuant to the Primary Subscription is entitled to subscribe for a number of Remaining Shares, on the terms and subject to the conditions set forth in the Prospectus, including as to pro-ration. In addition, any Rights Holder other than a Record Date Stockholder who exercises Rights is entitled to subscribe for any Remaining Shares that are not otherwise subscribed for by Record Date Stockholders pursuant to their over-subscription privilege, on the terms and subject to the conditions set forth in the Prospectus, including as to pro-ration. These over-subscription privileges are referred to herein as the “Over-Subscription Privilege.”

THE RIGHTS ARE TRANSFERABLE

The Rights are transferable until and including February 10, 2022 (or, if the Offering is extended, until the trading day immediately prior to the extended Expiration Date). The Company has applied to list the Rights on the New York Stock Exchange (“NYSE”) under the symbol “LFTRT” and the Rights are expected to be listed for trading on the NYSE until and including February 10, 2022 (or, if the Offering is extended, until the trading day immediately prior to the extended Expiration Date). While the dealer managers will use their commercially reasonable efforts to ensure that an adequate trading market for the Rights will exist, no assurance can be given that a market for the Rights will develop. If you are a beneficial owner of shares of Common Stock that are held of record in the name of a broker, bank or other nominee, you should ask that entity to effect the sale of your Rights or the purchase of other rights that may be available. If you are a stockholder of record, whether you hold certificates evidencing shares of Common Stock directly or in book-entry form with the Company’s transfer agent, you will need to engage a broker to effect the transactions for you.

Control No: [●]
Cusip No.: 55025L 116
Number of Rights Represented by this Subscription Rights Certificate: [●]
Maximum Number of Shares Available for Purchase Pursuant to the Primary Subscription: [●]

THE OFFERING IS TERMINABLE BY THE COMPANY

The Company has the ability to terminate the dealer manager agreement and terminate the Offering with the consent of the dealer managers if, in the Company’s judgement (upon consultation with the dealer managers), it is inadvisable to proceed with the offering.

LIMITATION ON THE EXERCISE OF RIGHTS AND THE OVER-SUBSCRIPTION PRIVILEGE

A Rights Holder may not exercise the Primary Subscription or the Over-Subscription Privilege if such exercise of the Rights would result in such Rights Holder beneficially or constructively owning, applying certain attribution rules under the Internal Revenue Code of 1986, as amended, more than 9.8% by value or number of shares, whichever is more restrictive, of the Company’s outstanding shares of Common Stock or 9.8% by value or number of shares, whichever is more restrictive, of the Company’s outstanding capital stock, unless such ownership limitation is waived by the Company and does not result in the loss of its status as a real estate investment trust for U.S. Federal income tax purposes.

ESTIMATED SUBSCRIPTION PRICE

The estimated subscription price (the “Estimated Subscription Price”) is $3.58 per share of Common Stock. See also “Method of Exercise of Rights” below. The Estimated Subscription price is based on 92.5% of the volume-weighted average of the sales prices of the Common Stock on the NYSE for the five consecutive trading days ending on January 6, 2022.

THE SUBSCRIPTION PRICE

The Subscription Price for the shares of Common Stock to be issued pursuant to the Offering will be 92.5% of the volume-weighted average of the sales prices of the Common Stock on the NYSE for the five consecutive trading days ending on the Expiration Date; provided the subscription price per share will be no less than $3.06, which equals 70% of the book value per share of the Common Stock as of September 30, 2021.

SAMPLE CALCULATION FOR A RECORD DATE STOCKHOLDER WHO OWNS 100 SHARES
PRIMARY SUBSCRIPTION RIGHT (1.5-FOR-1)

Number of shares held on the Record Date: 100 x 1.5 = 150 Rights
(1.5 Rights for every share of Common Stock held on the Record Date)

Number of shares of Common Stock issuable (assuming full exercise of Primary Subscription):
150 Rights × 1 share per Right = 150 new shares of Common Stock

Total payment based on the Estimated Subscription Price: 150 shares × $3.58 = $537.00

METHOD OF EXERCISE OF RIGHTS

To exercise your Rights, Broadridge Corporate Issuer Solutions, Inc. (the “Subscription Agent”) must receive, in the manner specified herein, at or prior to 5:00 p.m., New York City Time, on February 11, 2022, unless extended by the Company in its sole discretion, either (A) a properly completed and duly executed Subscription Rights Certificate and a wire, check or bank draft drawn on a bank or branch located in the United States and payable to “Broadridge Corporate Issuer Solutions, Inc.” for an amount equal to the number of shares of Common Stock subscribed for pursuant to the Primary Subscription and the Over-Subscription Privilege multiplied by the Estimated Subscription Price; or (B) a Notice of Guaranteed Delivery by facsimile or otherwise guaranteeing delivery of (i) a properly completed and duly executed Subscription Rights Certificate and (ii) a wire, check or bank draft drawn on a bank or branch located in the United States and payable to “Broadridge Corporate Issuer Solutions, Inc.” for an amount equal to the number of shares of Common Stock subscribed for pursuant to the Primary Subscription and the Over-Subscription Privilege multiplied by the Estimated Subscription Price (which certificate and full payment must then be delivered at or prior to 5:00 p.m., New York City time, on the second business day after the Expiration Date or, if the Offering is extended, at or prior to 5:00 p.m., New York City time, on the second business day after the extended Expiration Date). Payment must be made in U.S. dollars.

The method of delivery of this Subscription Rights Certificate and the payment of the Estimated Subscription Price and, if required, any additional payment is at the election and risk of the Rights Holder, but if sent by mail it is recommended that the Subscription Rights Certificate and payment be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and clearance of payment prior to 5:00 p.m., New York City time, on the Expiration Date, as it may be extended, or the date guaranteed payments are due under a Notice of Guaranteed Delivery (as applicable). Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of wire or certified or cashier’s check.

If delivering payment by wire, Rights Holders should direct payment of immediately available funds to the following wire instructions:

Routing number: 123000848
International/Swift code: USBKUS44IMT
Bank: U.S. Bank
800 Nicollet Mall Minneapolis, MN 55402
Beneficiary Account Name: Broadridge
Account Number: 153910728465
Reference: Lument Rights Offer
For Further Credit Name: Lument Finance Trust, Inc.

If delivering by mail, hand or overnight courier, Rights Holders should direct their Subscription Rights Certificates and payments to the following address:

By mail:	By hand or overnight courier:

Broadridge Corporate Issuer Solutions, Inc. Attention: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, New York 11717-0693	Broadridge Corporate Issuer Solutions, Inc. Attention: BCIS IWS 51 Mercedes Way Edgewood, New York 11717

Because Rights Holders must only pay the Estimated Subscription Price per share to exercise their Rights pursuant to the Offering and the Subscription Price may be higher or lower than the Estimated Subscription Price (and because a Rights Holder may not receive all the shares for which they subscribe pursuant to the Over-Subscription Privilege), Rights Holders may receive a refund or be required to pay an additional amount equal to the difference between the Estimated Subscription Price and the Subscription Price, multiplied by the total number of shares for which they have subscribed and been issued (including pursuant to the Over-Subscription Privilege). Any additional payment required from a Rights Holder must be received by the Subscription Agent within ten business days after the confirmation date in order to receive all the shares of Common Stock subscribed for. Any excess payment to be refunded by the Company to a Rights Holder will be mailed by the Subscription Agent as promptly as practicable. No interest will be paid on any amounts refunded.

Stock certificates will not be issued for shares of Common Stock sold in the Offering. Stockholders who are record owners will have the shares they acquire credited to their account with the Company’s transfer agent. Participants in the Company’s dividend reinvestment plan will have any shares that they acquire pursuant to the Offering credited to their stockholder dividend reinvestment accounts in the plan. Stockholders whose shares are held of record by Cede & Co. (“Cede”) or by any other depository or nominee on their behalf or their broker-dealers’ behalf will have any shares that they acquire credited to the account of Cede or the other depository or nominee holder.

A Rights Holder exercising Rights will have no right to rescind their subscription after receipt of their completed Subscription Rights Certificate together with payment for shares or a Notice of Guaranteed Delivery by the Subscription Agent. Rights may be transferred in the same manner and with the same effect as with a negotiable instrument payable to specific persons, by duly completing this Subscription Rights Certificate. Rights Holders should be aware that if they choose to exercise, assign, transfer or sell only part of their Rights, they may not receive a new Subscription Rights Certificate in sufficient time to exercise, assign, transfer or sell the remaining Rights evidenced thereby.

To subscribe for shares of Common Stock pursuant to the Primary Subscription, please complete lines “A” and “C” and Section 1 below. To subscribe for shares of Common Stock pursuant to the Over-Subscription Privilege, please complete lines “A,” “B,” and “C” and Section 1 below. If you want a new Subscription Rights Certificate evidencing any unexercised Rights delivered to you, complete line ”D” below. If you want some or all of your unexercised rights transferred to a designated transferee, or to a bank or broker to sell for you, complete line ”F” and Section 2 below.

FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE OFFERING, PLEASE REFER TO THE PROSPECTUS, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, Alliance Advisors, by calling (toll-free) at (833) 786-6491, by e-mail at LFT@allianceadvisors.com or by mail at Alliance Advisors, 200 Broadacres Drive, 3rd Floor, Bloomfield, New Jersey 07003.

A. Exercise of Primary Subscription
× $3.58 = $
(No. of Shares) (Estimated Subscription Price)

B. Exercise of Over-Subscription Privilege*
× $3.58 = $
(No. of Shares) (Estimated Subscription Price)

*If a Rights Holder is a Record Date Stockholder, the Over-Subscription Privilege may only be exercised if its Primary Subscription is exercised in full.

C. Aggregate Subscription Price

The total payment enclosed or submitted by wire transfer is:

$ (total payment pursuant to Lines A and B above)

D. ☐ Deliver a certificate representing ______________________ unexercised Rights.

E. ☐ Transfer __________________ Rights to the transferee designated in Section 2.

SECTION 1. SIGNATURE:	SECTION 2. TO TRANSFER RIGHTS (Per Line E):

I acknowledge that I have received the Prospectus for the Offering and agree to its terms. I hereby irrevocably subscribe for the number of shares of Common Stock indicated as the total of Lines A and B above upon the terms and conditions of the Offering specified in the Prospectus and incorporated by reference herein. I understand and agree that I will be obligated to pay an additional amount if the Subscription Price as determined on the Expiration Date, as it may be extended, is in excess of the Estimated Subscription Price. I hereby agree that if I fail to pay in full for the shares of Common Stock for which I have subscribed, the Company may exercise any of the remedies provided for in the Prospectus. I do not intend to violate the provisions of the Company’s charter that prohibit any person from beneficially or constructively owning, applying certain attribution rules under the Internal Revenue Code more than 9.8% by value or number of shares, whichever is more restrictive, of the Company’s outstanding shares of Common Stock or 9.8% by value or number of shares, whichever is more restrictive, of the Company’s outstanding capital stock. In the event any shares of Common Stock may be allocable to me pursuant to my exercise of the Rights and/or the Over-Subscription Privilege, (a) I agree to promptly provide to the Company such information as the Company may request in order to determine compliance, and to ensure compliance, with the Ownership Limitation, (b) I understand that I may not be allocated any or all of such shares of Common Stock to the extent such allocation would cause myself or any other person to violate the Ownership Limitation and (c) I understand that if I am allocated shares of Common Stock that cause myself or any other person to violate the Ownership Limitation, the Company may pursue remedies available to it under the Company’s charter.	For value received, __________________ of the Rights represented by this Subscription Certificate are assigned to:

(Print full name of Assignee and Social Security Number)

(Print full address of Assignee)

(Signature(s) of Assignor(s))

The signature(s) on the Subscription Rights Certificate must correspond with the name(s) of the registered holder(s) exactly as it appears on the Subscription Rights Certificate without any alteration or change whatsoever. In the case of joint registered holders, each person must sign the Subscription Rights Certificate in accordance with the foregoing. If you sign the Subscription Rights Certificate in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other fiduciary or representative, you must indicate the capacity in which you are signing when you sign and, if requested by the Subscription Agent in its sole and absolute discretion, you must present to the Subscription Agent satisfactory evidence of your authority to sign in that capacity.

Signature:
Signature(s) of Subscriber(s)	(Name of Bank or Firm)

By:
Address for delivery of certificate representing unexercised Rights	(Signature of Officer)

If permanent change of address, check here ☐ Daytime telephone number: ( ) _____-____________ Evening telephone number: ( ) ______-___________ Email address: _________________________________	IMPORTANT: The signature must be guaranteed by an Eligible Guarantor Institution, as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, which may include: (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union.

Please complete all applicable information and return to:

By mail:	By hand or overnight courier:

Broadridge Corporate Issuer Solutions, Inc. Attention: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, New York 11717-0693	Broadridge Corporate Issuer Solutions, Inc. Attention: BCIS IWS 51 Mercedes Way Edgewood, New York 11717

Any questions regarding this Subscription Rights Certificate and the Offering may be directed to the Information Agent, Alliance Advisors, toll free at (833) 786-6491 or via email at LFT@allianceadvisors.com.

DELIVERY OF THIS SUBSCRIPTION RIGHTS CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.